Office Properties Income Trust Fourth Quarter 2023 Financial Results and Supplemental Information February 15, 2024 Atlanta, GA Exhibit 99.2

Table of Contents

QUARTERLY RESULTS

Office Properties Income Trust Announces Fourth Quarter 2023 Financial Results 4
Fourth Quarter 2023 Highlights 5

FINANCIALS

Key Financial Data 7
Consolidated Statements of Income (Loss) 8
Consolidated Balance Sheets 9
Debt Summary 10
Debt Maturity Schedule 11
Leverage Ratios, Coverage Ratios and Public Debt Covenants 12
Capital Expenditures Summary and Significant Redevelopment Information 13
Property Acquisitions and Dispositions 14
Investments in Unconsolidated Joint Ventures 15

PORTFOLIO INFORMATION

Summary Same Property Results 17
Occupancy and Leasing Summary 18
Tenant Diversity and Credit Characteristics 19
Tenants Representing 1% or More of Total Annualized Rental Income 20
Lease Expiration Schedule 21

APPENDIX

Company Profile and Research Coverage 23
Governance Information 24
Calculation and Reconciliation of NOI and Cash Basis NOI 25
Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI 26
Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re* 27
Calculation of FFO, Normalized FFO and CAD 28
Non-GAAP Financial Measures and Certain Definitions 29

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 31

OPI
Nasdaq Listed

Trading Symbols:
Common Shares: OPI
Senior Unsecured Notes due 2050: OPINL

Investor Relations Contact:
Kevin Barry, Senior Director
(617) 219-1410
kbarry@opireit.com
ir@opireit.com

Corporate Headquarters:
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
www.opireit.com

All amounts in this presentation are unaudited.

Unless otherwise noted, all data presented in this presentation excludes three properties, which are encumbered by $82.0 million of mortgage notes, owned by two unconsolidated joint ventures in which OPI owned a 51% and 50% interest. See page 15 for information regarding these joint ventures and related mortgage notes.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

Q4 2023 2

Q4 2023 3RETURN TO TABLE OF CONTENTS Quarterly Results

Q4 2023 4RETURN TO TABLE OF CONTENTS OFFICE PROPERTIES INCOME TRUST ANNOUNCES FOURTH QUARTER 2023 FINANCIAL RESULTS “OPI continued to make progress on its operational and financial objectives, despite a challenging operating and capital markets environment. During the fourth quarter, we completed nearly 200,000 square feet of leasing at a slight roll up in rent with a weighted average lease term of 7 years. Same property occupancy was approximately 90%. After the quarter ended, we successfully entered into $425 million of new credit facilities and issued $300 million of senior secured bonds. As we look ahead, we remain focused on tenant retention, attracting new tenants to fill vacancies, and continuing to be a landlord of choice. We also continue to evaluate opportunities to address OPI's upcoming debt maturities." Yael Duffy, President and Chief Operating Officer Newton, MA (February 15, 2024). Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended December 31, 2023. Dividend OPI has declared a quarterly dividend on its common shares of $0.01 per share to shareholders of record as of the close of business on January 22, 2024. This dividend will be paid on or about February 15, 2024. Conference Call A conference call to discuss OPI's fourth quarter results will be held on Friday, February 16, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 328-1172 or (412) 317-5418 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 6978870. A live audio webcast of the conference call will also be available in a listen-only-mode on OPI’s website, at www.opireit.com. The archived webcast will be available for replay on OPI’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of OPI. About Office Properties Income Trust OPI is a national REIT focused on owning and leasing high quality office and mixed-use properties in select growth-oriented U.S. markets. As of December 31, 2023, approximately 64% of OPI's revenues were from investment grade rated tenants. OPI owned 152 properties as of December 31, 2023, with approximately 20.5 million square feet located in 30 states and Washington, D.C. In 2023, OPI was named as an Energy Star® Partner of the Year for the sixth consecutive year. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of December 31, 2023, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.

Q4 2023 5RETURN TO TABLE OF CONTENTS Fourth Quarter 2023 Highlights Portfolio Update • During the fourth quarter, executed 196,000 square feet of new and renewal leasing with a weighted average lease term of 7.0 years. • Executed 75 leases totaling 1,698,000 square feet in 2023, with a weighted average lease term of 8.0 years. • Leases with investment grade tenants generated 64% of OPI's annualized rental revenues. • Same property portfolio occupancy of 89.5% as of December 31, 2023. Financial Results • Net loss of $37.2 million, or $0.77 per common share. • Normalized FFO of $45.9 million, or $0.95 per common share. • Same property cash basis NOI of $69.1 million. Investment Activity • Sold two properties totaling approximately 177,000 rentable square feet for an aggregate sales price of $21.3 million, excluding closing costs. • As of February 14, 2024, OPI has entered into an agreement to sell one property totaling approximately 248,000 rentable square feet for a sales price of $39.0 million, excluding closing costs. Financing Activities • In January 2024, entered into an amended and restated secured credit agreement, or the Credit Agreement, with a group of 19 banks that governs a new $325 million secured revolving credit facility and $100 million secured term loan. ◦ The Credit Agreement has a three year term and OPI has a one year extension option for the $325 million secured revolving credit facility, subject to the payment of an extension fee and satisfaction of certain other customary conditions. ◦ Interest paid on amounts outstanding under the Credit Agreement is based on SOFR plus a margin of 350 basis points. ◦ The Credit Agreement is secured by 19 properties. • In February 2024, issued $300 million of 9.0% senior secured notes due 2029. The net proceeds from this issuance were approximately $272 million. • In February 2024, issued a notice of early redemption, at par plus accrued interest, of its outstanding $350 million of 4.25% senior unsecured notes due 2024. The redemption is expected to take place in March 2024. • Engaged Moelis & Company LLC as its financial advisor to assist in evaluating OPI's options to address its upcoming debt maturities.

Q4 2023 6RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Selected Income Statement Data:					
Rental income	$ 133,773	$ 133,361	$ 133,997	$ 132,422	$ 127,922
Net (loss) income	$ (37,151)	$ (19,593)	$ (12,242)	$ (446)	$ 6,390
NOI	$ 80,871	$ 83,698	$ 85,720	$ 83,772	$ 84,617
Adjusted EBITDAre	$ 76,216	$ 78,910	$ 81,013	$ 78,487	$ 79,479
FFO	$ 44,590	$ 33,269	$ 42,532	$ 49,528	$ 55,186
Normalized FFO	$ 45,872	$ 49,404	$ 53,713	$ 52,746	$ 54,495
CAD	$ 8,560	$ 17,353	$ 15,782	$ 31,178	$ 9,800
Rolling four quarter CAD	$ 72,873	$ 74,113	$ 84,832	$ 106,873	$ 126,701
Per Common Share Data (basic and diluted):					
Net (loss) income	$ (0.77)	$ (0.41)	$ (0.25)	$ (0.01)	$ 0.13
FFO	$ 0.92	$ 0.69	$ 0.88	$ 1.02	$ 1.14
Normalized FFO	$ 0.95	$ 1.02	$ 1.11	$ 1.09	$ 1.13
CAD	$ 0.18	$ 0.36	$ 0.33	$ 0.65	$ 0.20
Rolling four quarter CAD	$ 1.51	$ 1.54	$ 1.76	$ 2.21	$ 2.62
Dividends:					
Annualized dividends paid per common share during the period [1]	$ 1.00	$ 1.00	$ 1.00	$ 2.20	$ 2.20
Annualized dividend yield (at end of period)	13.7%	24.4%	13.0%	17.9%	16.5%
Annualized normalized FFO payout ratio	26.3%	24.5%	22.5%	50.5%	48.7%
Rolling four quarter CAD payout ratio [2]	65.8%	64.9%	56.8%	99.5%	84.0%
Selected Balance Sheet Data:					
Total gross assets	$ 4,639,848	$ 4,672,646	$ 4,633,357	$ 4,591,512	$ 4,541,435
Total assets	$ 3,989,669	$ 4,044,990	$ 4,027,568	$ 4,007,000	$ 3,979,977
Total liabilities	$ 2,733,990	$ 2,740,357	$ 2,691,613	$ 2,647,359	$ 2,593,642
Total shareholders' equity	$ 1,255,679	$ 1,304,633	$ 1,335,955	$ 1,359,641	$ 1,386,335

	As of 12/31/2023
Capitalization:	
Total common shares (at end of period)	48,755,415
Closing price (at end of period)	$ 7.32
Equity market capitalization (at end of period)	$ 356,890
Debt (principal balance)	2,594,320
Total market capitalization	$ 2,951,210
Liquidity:	
Cash and cash equivalents	$ 12,315
Availability under revolving credit facility [3]	193,000
Total liquidity	$ 205,315

(1) Beginning in the first quarter of 2024, OPI decreased its regular quarterly distribution rate to $0.01 per common share ($0.04 per common share annually).
(2) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per common share.
(3) In January 2024, OPI entered into the Credit Agreement, which governs the secured revolving credit facility. Availability under OPI's secured revolving credit facility in the table above is as of February 14, 2024 and is subject to ongoing minimum performance and market values of the collateral properties and meeting required financial covenants.

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Q4 2023 7

Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Rental income [1]	$ 133,773	$ 127,922	$ 533,553	$ 554,275
Expenses:				
Real estate taxes [1]	17,340	8,202	62,831	57,844
Utility expenses	6,316	6,334	26,778	27,005
Other operating expenses	29,246	28,769	109,883	110,366
Depreciation and amortization	53,695	51,571	209,254	222,564
Loss on impairment of real estate	11,299	–	11,299	21,820
Acquisition and transaction related costs [2]	1,282	68	31,816	292
General and administrative	5,301	5,781	22,731	25,134
Total expenses	124,479	100,725	474,592	465,025
Gain on sale of real estate	3,293	3,564	3,780	11,001
Interest and other income	257	144	1,039	217
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,401, $2,188, $9,209 and $9,134, respectively)	(30,056)	(24,557)	(110,647)	(103,480)
Gain on early extinguishment of debt	–	759	–	682
(Loss) income before income tax (expense) benefit and equity in net losses of investees	(17,212)	7,107	(46,867)	(2,330)
Income tax (expense) benefit	(15)	161	(351)	(270)
Equity in net losses of investees	(741)	(878)	(3,031)	(3,509)
Loss on impairment of equity method investment [3]	(19,183)	–	(19,183)	–
Net (loss) income	$ (37,151)	$ 6,390	$ (69,432)	$ (6,109)
Weighted average common shares outstanding (basic and diluted)	48,463	48,334	48,389	48,278
Per common share amounts (basic and diluted):				
Net (loss) income	$ (0.77)	$ 0.13	$ (1.44)	$ (0.14)
Additional Data:				
General and administrative expenses / total assets (at end of period)	0.13%	0.15%	0.57%	0.63%
Non-cash straight line rent adjustments included in rental income	$ 9,074	$ 3,604	$ 26,194	$ 10,830
Lease value amortization included in rental income	$ 56	$ (195)	$ 252	$ (975)
Lease termination fees included in rental income	$ 1,554	$ 176	$ 4,714	$ 7,376
Non-cash amortization included in other operating expenses [4]	$ 121	$ 121	$ 484	$ 484
Non-cash amortization included in general and administrative expenses [4]	$ 151	$ 151	$ 603	$ 603

(1) Includes reductions to real estate tax expense and rental income of $8,229 and $8,080, respectively, during the three months and year ended December 31, 2022 resulting from a favorable real estate tax assessment received in 2022 at a property located in Chicago, IL.

(2) Acquisition and transaction related costs consist of costs related to OPI's evaluation of potential acquisitions, dispositions, financing and other strategic transactions, including costs incurred in connection with OPI's terminated merger with Diversified Healthcare Trust, or DHC, and related transactions.

(3) OPI recorded a loss on impairment of equity method investment to reduce the carrying value of its investment in one of its unconsolidated joint ventures during the three months and year ended December 31, 2023. See page 15 for more information on this investment.

(4) OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in The RMR Group Inc., or RMR Inc., common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

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Q4 2023 8

Q4 2023 9RETURN TO TABLE OF CONTENTS December 31, 2023 2022 ASSETS Real estate properties: Land $ 786,310 $ 821,238 Buildings and improvements 3,279,369 3,114,836 Total real estate properties, gross 4,065,679 3,936,074 Accumulated depreciation (650,179) (561,458) Total real estate properties, net 3,415,500 3,374,616 Assets of properties held for sale 37,310 2,516 Investments in unconsolidated joint ventures 18,128 35,129 Acquired real estate leases, net 263,498 369,333 Cash and cash equivalents 12,315 12,249 Restricted cash 14,399 — Rents receivable 133,264 105,639 Deferred leasing costs, net 86,971 73,098 Other assets, net 8,284 7,397 Total assets $ 3,989,669 $ 3,979,977 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured revolving credit facility $ 205,000 $ 195,000 Senior unsecured notes, net 2,195,478 2,187,875 Mortgage notes payable, net 172,131 49,917 Liabilities of properties held for sale 2,525 73 Accounts payable and other liabilities 140,166 140,151 Due to related persons 7,025 6,469 Assumed real estate lease obligations, net 11,665 14,157 Total liabilities 2,733,990 2,593,642 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,755,415 and 48,565,644 shares issued and outstanding, respectively 488 486 Additional paid in capital 2,621,493 2,619,532 Cumulative net income 100,174 169,606 Cumulative common distributions (1,466,476) (1,403,289) Total shareholders’ equity 1,255,679 1,386,335 Total liabilities and shareholders’ equity $ 3,989,669 $ 3,979,977 Consolidated Balance Sheets (dollars in thousands, except per share data) Rockville, MD

Debt Summary

As of December 31, 2023 Pro Forma [(1)]
(dollars in thousands)

	Coupon Rate [(2)]	Interest Rate [(3)]	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:						
$325,000 secured revolving credit facility [(1)]	8.910%	8.910%	$ 210,500	1/29/2027	$ 210,500	3.0
$100,000 secured term loan [(1)(4)]	8.910%	8.910%	100,000	1/29/2027	100,000	3.0
Subtotal / weighted average	8.910%	8.910%	310,500		310,500	3.0
Unsecured Fixed Rate Debt: [(1)]						
Senior unsecured notes due 2025	4.500%	4.521%	650,000	2/1/2025	650,000	1.1
Senior unsecured notes due 2026	2.650%	2.815%	300,000	6/15/2026	300,000	2.5
Senior unsecured notes due 2027	2.400%	2.541%	350,000	2/1/2027	350,000	3.1
Senior unsecured notes due 2031	3.450%	3.550%	400,000	10/15/2031	400,000	7.8
Senior unsecured notes due 2050	6.375%	6.375%	162,000	6/23/2050	162,000	26.5
Subtotal / weighted average	3.745%	3.827%	1,862,000		1,862,000	5.4
Secured Fixed Rate Debt:						
Mortgage debt - One property	8.272%	8.272%	42,700	7/1/2028	42,700	4.5
Mortgage debt - One property	8.139%	8.139%	26,340	7/1/2028	26,340	4.5
Mortgage debt - Two properties	7.671%	7.671%	54,300	10/6/2028	54,300	4.8
Senior secured notes due 2029 [(1)]	9.000%	10.589%	300,000	3/31/2029	300,000	5.2
Mortgage debt - One property	7.210%	7.210%	30,680	7/1/2033	29,105	9.5
Mortgage debt - One property	7.305%	7.305%	8,400	7/1/2033	8,400	9.5
Mortgage debt - One property	7.717%	7.717%	14,900	9/1/2033	14,900	9.7
Subtotal / weighted average	8.551%	9.550%	477,320		475,745	5.5
Total / weighted average	5.216%	5.453%	$2,649,820		$2,648,245	5.1

(1) Pro forma for OPI entering its new $425,000 Credit Agreement in January 2024 and the issuance of $300,000 of 9.00% senior secured notes in February 2024. The maturity date of the Credit Agreement is January 29, 2027 and includes an option to extend the maturity date of the secured revolving credit facility by one year, subject to the payment of an extension fee and meeting certain other conditions. OPI is required to pay interest under the Credit Agreement at a rate of SOFR plus a margin of 350 basis points. OPI also pays an unused commitment fee of 25 to 35 basis points per annum based on amounts outstanding under its secured revolving credit facility. In February 2024, OPI issued $300,000 aggregate principal amount of 9.00% senior secured notes due 2029. The notes are guaranteed by certain of OPI's subsidiaries and secured by first-priority liens on 17 properties. In conjunction with the issuance, OPI provided notice of early redemption of its $350,000 of 4.25% senior unsecured notes due 2024. The redemption is expected to take place in March 2024. Amounts presented reflect this new issuance, the exclusion of the $350,000 of 2024 notes to be redeemed in March 2024 and OPI's revolving credit facility balance after giving effect to this redemption.

(2) Reflects the interest rate stated in, or determined pursuant to, the contract terms.

(3) Includes the effect of discounts and premiums on senior notes. Excludes the effect of debt issuance costs amortization.



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Q4 2023 10

Q4 2023 11RETURN TO TABLE OF CONTENTS $650,000 $300,000 $350,000 $562,000 $310,500 $123,487 $353,833 Unsecured Fixed Rate Debt Secured Floating Rate Debt Secured Fixed Rate Debt 2024 2025 2026 2027 2028 2029 and thereafter $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 Debt Maturity Schedule As of December 31, 2023 Pro Forma (1) (dollars in thousands) Fixed vs. Variable Rate Debt Fixed 88.3% Variable 11.7% Secured vs. Unsecured Debt Unsecured 70.3% Secured 29.7% (1) See accompanying notes on the previous page.

Q4 2023 12RETURN TO TABLE OF CONTENTS Leverage Ratios, Coverage Ratios and Public Debt Covenants Pro Forma (1) As of and for the Three Months Ended 12/31/2023 12/31/2023 9/30/2023 6/30/2023 3/31/2023 12/31/2022 Leverage Ratios: Net debt / total gross assets 56.8% 55.6% 54.9% 54.7% 54.1% 53.8% Net debt / gross book value of real estate assets 50.4% 49.3% 49.1% 48.9% 48.2% 48.0% Secured debt / total assets 19.7% 4.4% 4.4% 2.7% 1.2% 1.3% Variable rate debt / net debt 11.8% 7.9% 7.8% 9.5% 9.9% 8.0% Coverage Ratios: Rolling four quarter Adjusted EBITDAre / rolling four quarter interest expense 2.3x 2.8x 3.0x 3.1x 3.2x 3.3x Net debt / rolling four quarter Adjusted EBITDAre 8.4x 8.2x 8.1x 7.9x 7.7x 7.3x Public Debt Covenants: Maintenance Covenant Total unencumbered assets / unsecured debt (minimum 150.0%) 179.6% 205.9% 206.2% 206.2% 208.6% 210.2% Incurrence Covenants Total debt / adjusted total assets (maximum 60.0%) 49.8% 48.8% 48.5% 48.4% 47.9% 47.6% Secured debt / adjusted total assets (maximum 40.0%) 14.8% 3.3% 3.3% 2.0% 1.0% 1.0% Consolidated income available for debt service / debt service (minimum 1.50x) 2.3x 2.8x 2.9x 3.0x 3.1x 3.2x (1) Calculated on a pro forma basis, as if the Credit Agreement, $300,000 senior secured notes due 2029 and $350,000 redemption of senior unsecured notes due 2024 were effective as of December 31, 2023. See Note 1 on page 10 for further information on these transactions. Charlotte, NC

Capital Expenditures Summary and Significant Redevelopment Information

(dollars and sq. ft. in thousands, except per sq. ft. data)

Capital Expenditures Summary

	For the Three Months Ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Lease related costs	$ 18,497	$ 15,677	$ 28,252	$ 13,041	$ 24,776
Building improvements	10,877	8,516	5,355	4,582	17,323
Recurring capital expenditures	29,374	24,193	33,607	17,623	42,099
Development, redevelopment and other activities (1)	19,371	28,326	40,435	49,471	44,552
Total capital expenditures	$ 48,745	$ 52,519	$ 74,042	$ 67,094	$ 86,651
Average rentable sq. ft. during period	20,623	20,745	20,840	20,932	21,090
Building improvements per average sq. ft. during period	$ 0.53	$ 0.41	$ 0.26	$ 0.22	$ 0.82

Significant Redevelopment Information as of December 31, 2023

Address	Location	Sq. Ft.	% Leased	Estimated Project Costs (2)	Total Costs Incurred	Estimated Completion (3)
351, 401, 501 Elliott Ave West	Seattle, WA	300	28%	$ 162,000	$ 133,270	Q1 2024

(1) Includes capitalized interest and other operating costs of $12,586 since October 1, 2022.
(2) Estimated project costs include future lease related costs associated with achieving stabilized occupancy that will be incurred subsequent to the projected completion date.
(3) Estimated completion date can depend on various factors, including when lease agreements are signed with tenants. Therefore, the actual completion dates may vary.




Seattle, WA

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Q4 2023 13

Q4 2023 14RETURN TO TABLE OF CONTENTS Acquisitions: On December 15, 2023, OPI acquired a land parcel adjacent to an office park it owns in Irving, TX for a purchase price of $2,750, excluding acquisition related costs. Dispositions: Date Sold Location Number of Properties Sq. Ft. Gross Sales Price Gross Sales Price Per Sq. Ft. 1/6/2023 Richmond, VA 3 89 $ 5,350 $ 60.11 4/28/2023 Phoenix, AZ 1 107 4,900 45.79 6/30/2023 Vernon Hills, IL 1 100 2,825 28.25 9/29/2023 Windsor Mill, MD 1 80 10,500 131.25 10/31/2023 Santa Clara, CA 1 66 16,049 243.17 11/20/2023 Chelmsford, MA 1 111 5,250 47.30 Total 8 553 $ 44,874 $ 81.15 Property Acquisitions and Dispositions Since January 1, 2023 (dollars and sq. ft. in thousands, except per sq. ft. data) Houston, TX

Investments in Unconsolidated Joint Ventures

OFFICE PROPERTIES INCOME TRUST

As of December 31, 2023
(dollars and sq. ft. in thousands)

Unconsolidated Joint Ventures:

Joint Venture	OPI Ownership	OPI Investment	Number of Properties	Location	Sq. Ft.	Occupancy	Weighted Average Remaining Lease Term [2]
Prosperity Metro Plaza	51%	$ 18,128	2	Fairfax, VA	346	68.0%	2.7 years
1750 H Street, NW [1]	50%	–	1	Washington, D.C.	122	41.5%	9.4 years
Total / Weighted Average		$ 18,128	3		468	61.1%	4.2 years

Outstanding Unconsolidated Debt:

Joint Venture	OPI Ownership	Interest Rate [3]	Maturity Date	Principal Balance	Annualized Debt Service	Principal Balance at Maturity	OPI Share of Principal Balance [4]
Prosperity Metro Plaza [5]	51%	4.090%	12/1/2029	$ 50,000	$ 2,045	$ 45,246	$ 25,500
1750 H Street, NW [1]	50%	3.690%	8/1/2027	32,000	1,181	32,000	16,000
Total / Weighted Average		3.934%		$ 82,000	$ 3,226	$ 77,246	$ 41,500

Results of Operations - Unconsolidated Joint Ventures: [6]

	For the Three Months Ended December 31, 2023			For the Year Ended December 31, 2023		
	Prosperity Metro Plaza	1750 H Street, NW	Total	Prosperity Metro Plaza	1750 H Street, NW	Total
Equity in losses	$ (327)	$ (414)	$ (741)	$ (1,109)	$ (1,922)	$ (3,031)
Depreciation and amortization	657	200	857	2,653	742	3,395
Other expenses, net [7]	232	149	381	872	595	1,467
NOI	562	(65)	497	2,416	(585)	1,831
Lease value amortization included in rental income [8]	(1)	–	(1)	(4)	–	(4)
Non-cash straight line rent adjustments included in rental income [8]	(47)	(207)	(254)	(236)	(593)	(829)
Cash Basis NOI	$ 514	$ (272)	$ 242	$ 2,176	$ (1,178)	$ 998
Contributions paid by OPI	$ –	$ (1,450)	$ (1,450)	$ –	$ (5,213)	$ (5,213)

(1) In October 2023, OPI's joint venture partner defaulted on its obligation under the joint venture agreement to fund a $600 capital call. As a result, during the three months ended December 31, 2023, OPI recorded a loss on impairment of equity method investment of $19,183 to fully write off its investment in this joint venture. OPI is currently in discussions with the property's non-recourse mortgage lender regarding the property.
(2) Lease term is weighted based on annualized rental income.
(3) Includes the effect of mark to market accounting.
(4) Reflects OPI's proportionate share of the principal debt balances based on its ownership percentage of the applicable joint venture; none of the debt is recourse to OPI.
(5) The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.
(6) Reflects OPI's proportionate share of operating results based on its ownership percentage of the respective joint ventures.
(7) Includes interest expense, net of other income.
(8) OPI's unconsolidated joint ventures report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint ventures by their tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.



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Q4 2023 15

Q4 2023 16RETURN TO TABLE OF CONTENTS Portfolio Information

Q4 2023 17RETURN TO TABLE OF CONTENTS For the Three Months Ended For the Twelve Months Ended 12/31/2023 12/31/2022 12/31/2023 12/31/2022 Properties (end of period) 146 146 146 146 Rentable sq. ft. 19,290 19,310 19,290 19,310 Percent leased 89.5% 94.6% 89.5% 94.6% Rental income $ 126,443 $ 122,516 $ 512,595 $ 508,719 Same Property NOI $ 76,727 $ 82,692 $ 323,045 $ 334,742 Same Property Cash Basis NOI $ 69,077 $ 78,940 $ 296,804 $ 320,404 Same Property NOI % margin 60.7% 67.5% 63.0% 65.8% Same Property Cash Basis NOI % margin 58.1% 66.4% 61.0% 64.8% Same Property NOI % change (7.2%) (3.5%) Same Property Cash Basis NOI % change (12.5%) (7.4%) Summary Same Property Results (dollars and sq. ft. in thousands) Chicago, IL

Occupancy and Leasing Summary

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Year Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023
Properties (end of period)	152	154	155	157	160	152
Rentable sq. ft. (1)	20,541	20,705	20,784	20,895	20,969	20,541
Percentage leased	86.9%	89.9%	90.6%	90.5%	90.6%	86.9%
Leasing Activity (sq. ft.):						
New leases	11	104	196	91	3	402
Renewals	185	482	517	112	702	1,296
Total	196	586	713	203	705	1,698
% Change in GAAP Rent: (1)						
New leases	(13.7%)	1.9%	6.1%	(16.8%)	0.0%	(1.7%)
Renewals	1.5%	(3.7%)	2.8%	(19.7%)	(7.1%)	(2.9%)
Total	0.6%	(2.7%)	3.7%	(18.5%)	(6.7%)	(2.6%)
Weighted Average Lease Term by Sq. Ft. (years):						
New leases	7.3	9.5	8.9	7.2	5.0	8.6
Renewals	7.0	6.9	10.8	6.4	10.1	8.4
Total	7.0	7.4	10.3	6.8	10.1	8.5
Leasing Cost and Concession Commitments:						
New leases	$ 913	$ 13,623	$ 15,894	$ 4,995	$ 213	$ 35,425
Renewals	6,545	11,736	24,744	3,752	60,076	46,777
Total	$ 7,458	$ 25,359	$ 40,638	$ 8,747	$ 60,289	$ 82,202
Leasing Cost and Concession Commitments per Sq. Ft.:						
New leases	$ 83.83	$ 131.54	$ 81.10	$ 55.17	$ 92.00	$ 88.35
Renewals	$ 35.37	$ 24.36	$ 47.87	$ 33.52	$ 85.55	$ 36.10
Total	$ 38.06	$ 43.33	$ 57.01	$ 43.20	$ 85.57	$ 48.45
Leasing Cost and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 11.46	$ 13.84	$ 9.08	$ 7.67	$ 18.40	$ 10.22
Renewals	$ 5.06	$ 3.53	$ 4.42	$ 5.20	$ 8.44	$ 4.28
Total	$ 5.43	$ 5.89	$ 5.53	$ 6.37	$ 8.46	$ 5.71

(1) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.

This leasing summary is based on leases entered during the periods indicated.

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Q4 2023 18

Q4 2023 19RETURN TO TABLE OF CONTENTS Investment Grade 63.7% Not Rated 30.7% Non-Investment Grade 5.6% Percentage of Total Annualized Rental Income Tenant Credit Characteristics (4) (3) Tenant Industry Tenant Diversity and Credit Characteristics As of December 31, 2023 (1) (1) Includes state governments and municipalities. US Government: 19.5% Real Estate & Financials: 15.8% Technology & Communications: 15.7% Legal & Other Professional Services: 12.9% Manufacturing & Transportation: 10.2% Other Government: 8.0% Government Contractors: 6.9% Life Sciences and Medical: 3.0% Food: 2.9% Hospitality: 2.1% Energy Services: 1.5% Other: 1.5% (1) Richland, WA

Tenants Representing 1% or More of Total Annualized Rental Income

As of December 31, 2023
(dollars and sq. ft. in thousands)

	Tenant	Credit Rating	Sq. Ft.	% of Leased Sq. Ft.	Annualized Rental Income	% of Total Annualized Rental Income
1	U.S. Government	Investment Grade	3,534	19.8%	$ 99,876	19.5%
2	Alphabet Inc. (Google)	Investment Grade	386	2.2%	22,119	4.3%
3	Shook, Hardy & Bacon L.L.P.	Not Rated	596	3.3%	19,216	3.7%
4	Bank of America Corporation	Investment Grade	577	3.2%	18,159	3.5%
5	IG Investments Holdings LLC	Not Rated	339	1.9%	17,303	3.4%
6	State of California	Investment Grade	467	2.6%	14,021	2.7%
7	Tyson Foods, Inc. (1)	Investment Grade	248	1.4%	11,954	2.3%
8	Northrop Grumman Corporation	Investment Grade	337	1.9%	10,795	2.1%
9	Sonesta International Hotels Corporation	Not Rated	234	1.3%	9,778	1.9%
10	Micro Focus International plc	Non Investment Grade	215	1.2%	7,915	1.5%
11	Sonoma Biotherapeutics, Inc. (2)	Not Rated	107	0.6%	7,634	1.5%
12	State of Georgia	Investment Grade	308	1.7%	7,345	1.4%
13	Commonwealth of Massachusetts	Investment Grade	212	1.2%	7,269	1.4%
14	CommScope Holding Company Inc.	Non Investment Grade	162	0.9%	7,199	1.4%
15	PNC Bank	Investment Grade	441	2.5%	6,960	1.4%
16	Compass Group plc	Investment Grade	267	1.5%	6,697	1.3%
17	ServiceNow, Inc.	Investment Grade	149	0.8%	6,675	1.3%
18	Allstate Insurance Corporation	Investment Grade	468	2.6%	6,484	1.3%
19	Automatic Data Processing, Inc.	Investment Grade	289	1.6%	6,079	1.2%
20	Church & Dwight Co., Inc.	Investment Grade	250	1.4%	6,043	1.2%
21	Leidos Holdings Inc.	Investment Grade	159	0.9%	5,950	1.2%
22	Primerica, Inc.	Investment Grade	344	1.9%	5,737	1.1%
23	Science Applications International Corp	Non Investment Grade	159	0.9%	5,228	1.0%
			10,248	57.3%	$ 316,436	61.6%

(1) In July 2023, OPI received notice from Tyson Foods, Inc. exercising its option to terminate its lease at a property OPI owns in Chicago, IL effective January 2025, prior to the stated lease expiration date of January 31, 2028. OPI is amortizing termination fees of approximately $1,400 per quarter through January 2025 as a result of this early termination.

(2) In August 2022, OPI entered into an approximately 10-year lease with Sonoma Biotherapeutics, Inc. The lease is at a property OPI owns in Seattle, WA that is currently undergoing redevelopment. The term of the lease is estimated to commence in the first quarter of 2024.

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Q4 2023 20

Q4 2023 21RETURN TO TABLE OF CONTENTS Year (1) Number of Leases Expiring Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2024 66 2,983 16.7% 16.7% $ 79,245 15.5% 15.5% 2025 40 2,131 11.9% 28.6% 54,208 10.6% 26.1% 2026 37 1,445 8.1% 36.7% 40,974 8.0% 34.1% 2027 36 2,059 11.5% 48.2% 52,316 10.2% 44.3% 2028 18 659 3.7% 51.9% 30,219 5.9% 50.2% 2029 31 1,122 6.3% 58.2% 31,761 6.2% 56.4% 2030 28 940 5.3% 63.5% 27,043 5.3% 61.7% 2031 20 1,038 5.8% 69.3% 29,828 5.8% 67.5% 2032 11 325 1.8% 71.1% 12,165 2.4% 69.9% 2033 and thereafter 50 5,146 28.9% 100.0% 155,092 30.1% 100.0% Total 337 17,848 100.0% $ 512,851 100.0% Weighted average remaining lease term (in years) 6.0 6.4 (1) The year of lease expiration is pursuant to current contract terms. Lease Expiration Schedule As of December 31, 2023 (dollars and sq. ft. in thousands) Richland, WA

Q4 2023 22RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

The Company:
OPI is included in 160 market indices and comprises more than 1% of the following indices as of December 31, 2023: Bloomberg US Micro Cap Real Estate Price Return Index (BMICR), High Volatility (JEFFVOLA), BI North America Office REIT Valuation Peers (BROFFRTV), Invesco S&P SmallCap High Dividend Low Volatility ETF INAV Index (XSHDIV), Bloomberg Real Estate Investment Trust Small Cap Index (BBRESMLC), Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV), Solactive Global SuperDividend™ REIT Index (SRET), Solactive Global SuperDividend REIT (Net) Index (SRETN), Hoya Capital High Dividend Yield Index (GTR) (RIET) and Invesco S&P SmallCap Low Volatility ETF INAV Index (XSLVIV).

Management:
OPI is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of December 31, 2023, RMR had over $41 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 20,000 employees. OPI believes that being managed by RMR is a competitive advantage for OPI because of RMR's depth of management and experience in the real estate industry. OPI also believes RMR provides management services to it at costs that are lower than OPI would have to pay for similar quality services if OPI were self managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@brileyfin.com
(646) 885-5423

Morgan Stanley
Ronald Kamdem
ronald.kamdem@morganstanley.com
(212) 296-8319

RBC Capital Markets
Michael Carroll
michael.carroll@rbccm.com
(440) 715-2649

Rating Agencies and Issuer Ratings

Moody's Investors Service
Christian Azzi
Christian.Azzi@moodys.com
(212) 553-9342
Rating: Caa1

S&P Global
Alan Zigman
alan.zigman@spglobal.com
(416) 507-2556
Rating: CCC/B-*
*B- rating assigned to senior secured notes due 2029

OPI is followed by the analysts and its credit is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding OPI's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of OPI or its management. OPI does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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Q4 2023 23

Q4 2023 24RETURN TO TABLE OF CONTENTS Governance Information Board of Trustees Donna D. Fraiche Barbara D. Gilmore John L. Harrington Independent Trustee Independent Trustee Independent Trustee William A. Lamkin Elena B. Poptodorova Jeffrey P. Somers Independent Trustee Lead Independent Trustee Independent Trustee Mark A. Talley Jennifer B. Clark Adam D. Portnoy Independent Trustee Managing Trustee Chair of the Board & Managing Trustee Executive Officers Yael Duffy Brian E. Donley President and Chief Operating Officer Chief Financial Officer and Treasurer Chicago, IL

Calculation and Reconciliation of NOI and Cash Basis NOI

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 133,773	$ 133,361	$ 133,997	$ 132,422	$ 127,922	$ 533,553	$ 554,275
Property operating expenses	(52,902)	(49,663)	(48,277)	(48,650)	(43,305)	(199,492)	(195,215)
NOI	80,871	83,698	85,720	83,772	84,617	334,061	359,060
Non-cash straight line rent adjustments included in rental income	(9,074)	(8,691)	(4,256)	(4,173)	(3,604)	(26,194)	(10,830)
Lease value amortization included in rental income	(56)	(56)	(61)	(79)	195	(252)	975
Lease termination fees included in rental income	(1,554)	(1,576)	(1,485)	(99)	(176)	(4,714)	(7,376)
Non-cash amortization included in property operating expenses [(1)]	(121)	(121)	(121)	(121)	(121)	(484)	(484)
Cash Basis NOI	$ 70,066	$ 73,254	$ 79,797	$ 79,300	$ 80,911	$ 302,417	$ 341,345
Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:							
Net (loss) income	$ (37,151)	$ (19,593)	$ (12,242)	$ (446)	$ 6,390	$ (69,432)	$ (6,109)
Equity in net losses of investees	741	765	691	834	878	3,031	3,509
Loss on impairment of equity method investment	19,183	–	–	–	–	19,183	–
Income tax expense (benefit)	15	95	211	30	(161)	351	270
(Loss) income before income tax expense (benefit) and equity in net losses of investees	(17,212)	(18,733)	(11,340)	418	7,107	(46,867)	(2,330)
Gain on early extinguishment of debt	–	–	–	–	(759)	–	(682)
Interest expense	30,056	28,835	26,525	25,231	24,557	110,647	103,480
Interest and other income	(257)	(281)	(337)	(164)	(144)	(1,039)	(217)
(Gain) loss on sale of real estate	(3,293)	(244)	2,305	(2,548)	(3,564)	(3,780)	(11,001)
General and administrative	5,301	5,720	5,785	5,925	5,781	22,731	25,134
Acquisition and transaction related costs	1,282	16,135	11,181	3,218	68	31,816	292
Loss on impairment of real estate	11,299	–	–	–	–	11,299	21,820
Depreciation and amortization	53,695	52,266	51,601	51,692	51,571	209,254	222,564
NOI	80,871	83,698	85,720	83,772	84,617	334,061	359,060
Non-cash amortization included in property operating expenses [(1)]	(121)	(121)	(121)	(121)	(121)	(484)	(484)
Lease termination fees included in rental income	(1,554)	(1,576)	(1,485)	(99)	(176)	(4,714)	(7,376)
Lease value amortization included in rental income	(56)	(56)	(61)	(79)	195	(252)	975
Non-cash straight line rent adjustments included in rental income	(9,074)	(8,691)	(4,256)	(4,173)	(3,604)	(26,194)	(10,830)
Cash Basis NOI	$ 70,066	$ 73,254	$ 79,797	$ 79,300	$ 80,911	$ 302,417	$ 341,345

(1) OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.



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Q4 2023 25

Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI

(dollars in thousands)

	For the Three Months Ended		For the Year Ended	
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Reconciliation of NOI to Same Property NOI:				
Rental income	$ 133,773	$ 127,922	$ 533,553	$ 554,275
Property operating expenses	(52,902)	(43,305)	(199,492)	(195,215)
NOI	80,871	84,617	334,061	359,060
Less: NOI of properties not included in same property results	(4,144)	(1,925)	(11,016)	(24,318)
Same Property NOI	$ 76,727	$ 82,692	$ 323,045	$ 334,742
Calculation of Same Property Cash Basis NOI:				
Same Property NOI	$ 76,727	$ 82,692	$ 323,045	$ 334,742
Add: Lease value amortization included in rental income	(56)	136	(260)	760
Less: Non-cash straight line rent adjustments included in rental income	(7,325)	(3,604)	(23,430)	(11,040)
Lease termination fees included in rental income	(160)	(176)	(2,117)	(3,641)
Non-cash amortization included in property operating expenses [1]	(109)	(108)	(434)	(417)
Same Property Cash Basis NOI	$ 69,077	$ 78,940	$ 296,804	$ 320,404


Micron
Folsom, CA

(1) OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in other operating expenses.

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Q4 2023 26

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Net (loss) income	$ (37,151)	$ (19,593)	$ (12,242)	$ (446)	$ 6,390	$ (69,432)	$ (6,109)
Add (less): Interest expense	30,056	28,835	26,525	25,231	24,557	110,647	103,480
Income tax expense (benefit)	15	95	211	30	(161)	351	270
Depreciation and amortization	53,695	52,266	51,601	51,692	51,571	209,254	222,564
EBITDA	46,615	61,603	66,095	76,507	82,357	250,820	320,205
Add (less): Loss on impairment of real estate	11,299	–	–	–	–	11,299	21,820
(Gain) loss on sale of real estate	(3,293)	(244)	2,305	(2,548)	(3,564)	(3,780)	(11,001)
Distributions received from unconsolidated joint ventures	–	–	–	–	–	–	51
Equity in losses of unconsolidated joint ventures	741	765	691	834	878	3,031	3,509
Loss on impairment of equity method investment	19,183	–	–	–	–	19,183	–
EBITDA*re*	74,545	62,124	69,091	74,793	79,671	280,553	334,584
Add (less): Acquisition and transaction related costs	1,282	16,135	11,181	3,218	68	31,816	292
General and administrative expense paid in common shares (1)	389	651	741	476	499	2,257	2,905
Gain on early extinguishment of debt	–	–	–	–	(759)	–	(682)
Adjusted EBITDA*re*	$ 76,216	$ 78,910	$ 81,013	$ 78,487	$ 79,479	$ 314,626	$ 337,099

(1) Amounts represent equity based compensation to OPI's Trustees, OPI's officers and certain other employees of RMR.

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Q4 2023 27

Calculation of FFO, Normalized FFO and CAD

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Net (loss) income	$ (37,151)	$ (19,593)	$ (12,242)	$ (446)	$ 6,390	$ (69,432)	$ (6,109)
Add (less): Depreciation and amortization:							
Consolidated properties	53,695	52,266	51,601	51,692	51,571	209,254	222,564
Unconsolidated joint venture properties	857	840	868	830	789	3,395	3,058
Loss on impairment of real estate	11,299	–	–	–	–	11,299	21,820
Loss on impairment of equity method investment	19,183	–	–	–	–	19,183	–
(Gain) loss on sale of real estate	(3,293)	(244)	2,305	(2,548)	(3,564)	(3,780)	(11,001)
FFO	44,590	33,269	42,532	49,528	55,186	169,919	230,332
Add (less): Acquisition and transaction related costs	1,282	16,135	11,181	3,218	68	31,816	292
Gain on early extinguishment of debt	–	–	–	–	(759)	–	(682)
Normalized FFO	45,872	49,404	53,713	52,746	54,495	201,735	229,942
Add (less): Non-cash expenses [(1)]	(1,093)	(1,312)	(2,157)	(1,902)	(1,464)	(6,464)	(2,761)
Distributions from unconsolidated joint ventures	–	–	–	–	–	–	51
Depreciation and amortization - unconsolidated joint ventures	(857)	(840)	(868)	(830)	(789)	(3,395)	(3,058)
Equity in net losses of investees	741	765	691	834	878	3,031	3,509
Non-cash straight line rent adjustments included in rental income	(9,074)	(8,691)	(4,256)	(4,173)	(3,604)	(26,194)	(10,830)
Lease value amortization included in rental income	(56)	(56)	(61)	(79)	195	(252)	975
Net amortization of debt premiums, discounts and issuance costs	2,401	2,276	2,327	2,205	2,188	9,209	9,134
Recurring capital expenditures	(29,374)	(24,193)	(33,607)	(17,623)	(42,099)	(104,797)	(100,261)
CAD	$ 8,560	$ 17,353	$ 15,782	$ 31,178	$ 9,800	$ 72,873	$ 126,701
Weighted average common shares outstanding (basic and diluted)	48,463	48,403	48,354	48,336	48,334	48,389	48,278
Per common share amounts (basic and diluted):							
Net (loss) income	$ (0.77)	$ (0.41)	$ (0.25)	$ (0.01)	$ 0.13	$ (1.44)	$ (0.14)
FFO	$ 0.92	$ 0.69	$ 0.88	$ 1.02	$ 1.14	$ 3.51	$ 4.77
Normalized FFO	$ 0.95	$ 1.02	$ 1.11	$ 1.09	$ 1.13	$ 4.17	$ 4.76
CAD	$ 0.18	$ 0.36	$ 0.33	$ 0.65	$ 0.20	$ 1.51	$ 2.62

(1) Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

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Q4 2023 28

Non-GAAP Financial Measures and Certain Definitions

OFFICE PROPERTIES INCOME TRUST

Non-GAAP Financial Measures

OPI presents certain "non-GAAP financial measures" within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including NOI, Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, FFO, Normalized FFO and CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net (loss) income as indicators of OPI's operating performance or as measures of OPI's liquidity. These measures should be considered in conjunction with net (loss) income as presented in OPI's consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net (loss) income. OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

NOI and Cash Basis NOI

The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net (loss) income in order to provide results that are more closely related to OPI's property level results of operations. OPI calculates NOI and Cash Basis NOI as shown on page 25 and Same Property NOI and Same Property Cash Basis NOI as shown on page 26. OPI defines NOI as income from OPI's rental of real estate less OPI's property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that OPI calculates the corresponding NOI and Cash Basis NOI amounts, except that OPI only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

OPI calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 27. EBITDA*re* is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect OPI's share of EBITDA*re* of its unconsolidated joint ventures. In calculating Adjusted EBITDA*re*, OPI adjusts for the items shown on page 27 and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than OPI does.

FFO and Normalized FFO

OPI calculates funds from operations, or FFO, and Normalized FFO as shown on page 28. FFO is calculated on the basis defined by Nareit, which is net (loss) income, calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and OPI's proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, OPI adjusts for the other items shown on page 28 and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI's credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI's expectation of its future capital requirements and operating performance and OPI's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

Cash Available for Distribution

OPI calculates cash available for distribution, or CAD, as shown on page 28. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items and certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

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Q4 2023 29

Q4 2023 30RETURN TO TABLE OF CONTENTS Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized dividend yield is the annualized dividend per common share paid during the period divided by the closing price of OPI's common shares at the end of the period. Annualized rental income is calculated using the annualized contractual base rents from OPI's tenants pursuant to its lease agreements as of December 31, 2023, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to OPI, and excluding lease value amortization. Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on early extinguishment of debt, gains and losses on sales of properties and equity in earnings of unconsolidated joint ventures and including distributions from OPI's unconsolidated joint ventures, if any, determined together with debt service for the period presented. Development, redevelopment and other activities generally include capital expenditure projects that reposition a property or result in new sources of revenue. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 54.0% of annualized rental income as of December 31, 2023 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 9.7% of annualized rental income as of December 31, 2023 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Lease related costs generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leased square feet is pursuant to leases existing as of December 31, 2023, and includes (i) space being fitted out for tenant occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Leasing cost and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Net debt is total debt less cash. Percent leased includes (i) space being fitted out for occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. REIT is real estate investment trust. Rentable square feet represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Same properties for the three months ended December 31, 2023 is based on properties OPI owned continuously since October 1, 2022; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owned a 51% and 50% interest. Same properties for the year ended December 31, 2023 is based on properties OPI owned continuously since January 1, 2022; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owned a 51% and 50% interest. Same property cash basis NOI % margin is Same Property Cash Basis NOI as a percentage of same property cash basis rental income. Cash basis rental income excludes non-cash straightline rent adjustments, the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. Same property NOI % margin is Same Property NOI as a percentage of same property rental income. SOFR is the secured overnight financing rate. Total debt represents the outstanding principal balance as of the date reported. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term is the average remaining lease term in years weighted based on annualized rental income. Non-GAAP Financial Measures and Certain Definitions (Continued)

Q4 2023 31RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: OPI's operating trends; OPI's future leasing activity and pipeline, including tenant retention and OPI's ability to fill vacancies; OPI's leverage levels and possible future financings; demand for office space; utilization of OPI's properties; economic and market conditions; OPI's liquidity needs and sources; OPI's capital expenditure plans and commitments; acquisitions and dispositions; OPI's redevelopment and construction activities and plans; and the amount and timing of future distributions. Forward-looking statements reflect OPI's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause OPI's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward- looking statements. Some of the risks, uncertainties and other factors that may cause OPI's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: OPI's ability to make required payments on debt or refinance debts as they mature or otherwise become due; OPI's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility, and otherwise manage leverage; OPI's ability to comply with the terms of its debt agreements and meet financial covenants; the extent to which changes and trends in office space utilization and needs, including due to remote work arrangements, continue to impact demand for office space at OPI's properties; whether OPI's tenants will renew or extend their leases and not exercise early termination options pursuant to their leases or that OPI will obtain replacement tenants on terms as favorable to OPI as its prior leases; OPI's ability to increase or maintain occupancy at its properties on terms desirable to OPI and its ability to increase rents when its leases expire or renew; the impact of unfavorable market and commercial real estate industry conditions due to high interest rates, prolonged high inflation, labor market challenges, supply chain disruptions, volatility in the public equity and debt markets and in commercial real estate markets, generally and in the sectors OPI operates, geopolitical instability and tensions, economic downturns or a possible recession or changes in real estate utilization, among other things, on OPI and its tenants; the likelihood that OPI's tenants will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions or government budget constraints; OPI's ability to effectively raise and balance its use of debt and equity capital; OPI's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants; the financial strength of OPI's tenants; OPI's ability to sell properties at prices it targets; OPI's tenant and geographic concentration; risks and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of prolonged high inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; OPI's ability to acquire properties that realize its targeted returns; OPI's credit ratings; OPI's ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of OPI's manager, RMR, to successfully manage OPI; competition within the commercial real estate industry, particularly in those markets in which OPI's properties are located; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; the impact of any U.S. government shutdown or failure to increase the government debt ceiling on OPI's ability to collect rents and pay its operating expenses, debt obligations and distributions to shareholders on a timely basis; actual and potential conflicts of interest with OPI's related parties, including its Managing Trustees, RMR, Sonesta International Hotels Corporation, or Sonesta, and others affiliated with them; limitations imposed by and OPI's ability to satisfy complex rules to maintain OPI's qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks or continuation of pandemics or other public health safety events or conditions, war or other hostilities, material or prolonged disruption to supply chains, global climate change, or other manmade or natural disasters beyond OPI's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in OPI's periodic filings. The information contained in OPI's filings with the SEC, including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies other important factors that could cause differences from the forward-looking statements in this presentation. OPI's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon OPI's forward-looking statements. Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.